Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333- ______) on Form S-3 of Vuzix Corporation and subsidiary of our report dated March 15, 2019, relating to the consolidated financial statements as of and for the years ended December 31, 2018 and 2017 and the effectiveness of internal control over financial reporting of Vuzix Corporation and subsidiary for the year ended December 31, 2018, incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts”.

Buffalo, New York

June 3, 2019